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                                                                Exhibit 10.16(a)
                                                                ----------------

                                  OFFICE LEASE


Date:      March 9, 2000

Landlord:  The Brewery Works, Inc.

Tenant:    M&I Data Services, a division of Marshall & Ilsley Corporation

1. BASIC TERMS. The following terms shall have the meaning set forth in this section unless specifically modified by other provisions of this Lease:

     1.1 Project: The land, buildings and improvements commonly known as Schlitz Park Complex and shown on Exhibit A attached hereto.

     1.2 Building: The building in which the Premises are located, which is now known as the 1515 Rivercenter Drive Building, together with the land and other improvements and facilities appurtenant thereto.

     1.3 Premises: Approximately 50,547 rentable square feet of floor area on the second floor of the Building as shown on the floor plan attached hereto as Exhibit B.

     1.4 Common Areas: The areas of the Project not regularly and customarily leased for exclusive use of tenants, including, but not limited to, entranceways, vestibules, common hallways and stairs, restrooms, elevators, loading areas, roofs, parking areas, driveways, walks and landscaped areas.

     1.5 Term: Approximately ten years and no months commencing on the Commencement Date and terminating on the Termination Date.

     1.6 Commencement Date: April 1, 2000, subject to adjustment as set forth in section 2 below.

     1.7 Termination Date: March 31, 2010, subject to adjustment as set forth in section 2 below.

     1.8 Base Rent: Consists of a Base Component and a Tenant Improvement Component.

          1.8.1 Base Component. Annual payments as follows (payable in 12 monthly installments):

     April 1, 2000 through March 31, 2001:  $467,560 ($9.25/rentable sq. ft.)
     April 1, 2001 through March 31, 2002:  $467,560
     April 1, 2002 through March 31, 2003:  $479,249
     April 1, 2003 through March 31, 2004:  $491,230
     April 1, 2004 through March 31, 2005:  $503,511
     April 1, 2005 through March 31, 2006:  $516,099
     April 1, 2006 through March 31, 2007:  $529,001
     April 1, 2007 through March 31, 2008:  $542,226
     April 1, 2008 through March 31, 2009:  $555,782
     April 1, 2009 through March 31, 2010:  $569,677
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          1.8.2  Tenant Improvement Component.  The total costs incurred by
Landlord in performing the Landlord's Work described on Exhibit D, attached hereto, up to a maximum amount of $1,021,555, amortized over the 10-year term of the Lease at an annual interest rate of 10%. For example, if the cost of performing Landlord's Work is $1,021,555, then the Tenant Improvement Component of the Base Rent for each year of the term of the Lease shall be $161,999.

     1.9  Tenant's Proportionate Share:  13.37%

     1.10 Permitted Use: General office use, including without limitation, call support center and general data processing business.

     1.11  Landlord's Address for Notices:

           205 West Galena Street
           Milwaukee, WI 53212

     1.12  Tenant's Address for Notices:

           4900 West Brown Deer Road
           Brown Deer, WI 53223-0528
           Attn: Mr. Ron Williquette

     1.13  Security Deposit:  N/A

     1.14  Guarantor(s):  N/A

     1.15  Exhibits:

           A - Site Plan of the Project
           B - Floor Plan of the Premises and of the Adjacent Space C - Rules and Regulations
           D - Landlord's Work
           E - Janitorial Schedule
           F - Mezzanine Space
           G - Northwest Corner Space

2. DEMISE AND TERM. Landlord leases the Premises to Tenant and Tenant leases the Premises described in section 1.3 above from Landlord subject to the provisions of this Lease; provided, that any space in the Premises used for shafts, pipes, conduits, ducts, electrical or other utilities or Building facilities, as well as access thereto through the Premises for the purposes of installation, operation, maintenance, inspection, repair and replacement are reserved to Landlord and are excluded from the Premises, provided that, except as otherwise set forth herein, Landlord shall not enter the Premises for such purpose without reasonable prior notice to Tenant and only in the presence of an authorized representative of Tenant. The Term of this Lease shall commence on the Commencement Date set forth in section 1.6 and shall end on the Termination Date set forth in section 1.7 unless extended or sooner terminated as provided herein. Tenant acknowledges that the Commencement Date set forth in section 1.6 is an anticipated date; the actual Commencement Date shall be the date which is the later of (i) 15 days following the date upon which Landlord shall substantially complete the remodeling of the Premises as set forth on Exhibit D attached hereto or (ii) April 1,

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2000. If Landlord shall be unable to deliver possession of the Premises to
Tenant on or before March 15, 2000 because Landlord has not sufficiently completed such remodeling, because of the holding over or retention of possession of any tenant or occupant, or because of any other reason, Landlord shall not be subject to any liability for the failure to deliver possession, but the Commencement Date shall be delayed one day for each day after March 15, 2000 that Landlord does not achieve substantial completion of the remodeling of the Premises and the Termination Date shall be extended for an equal period plus the number of days necessary to end the Term on the last day of a month. Notwithstanding the foregoing, if Landlord's delay in completing the remodeling of the Premises is due to the fault of Tenant, the Commencement Date shall be April 1, 2000 and there shall be no extension thereof; further the last sentence of this section 2 shall not apply. Each party agrees, at the request of the other, to execute and deliver an instrument confirming the actual Commencement Date and the Termination Date when determined. Landlord agrees to provide Tenant with access to the Premises at least 15 days prior to the Commencement Date at no cost, during which time Tenant shall be permitted (at Tenant's sole risk) to install Tenant's furniture, communications equipment, card access and security system and complete Tenant's cabling into work stations, but not to conduct Tenant's business.

     Notwithstanding the foregoing, Tenant shall have the option to terminate this Lease effective as of March 31, 2005 on the following terms and conditions:

          (i) Landlord must receive from Tenant no later than March 31, 2004 written notice of Tenant's intent to terminate (a "Termination Notice").

          (ii) The Termination Notice must be accompanied by a payment to Landlord (the "Termination Fee") equal to the sum of:

               [a] one year of Base Rent for the Premises at the rate in effect for the period from April 1, 2005 through March 31, 2006; plus

               [b] the entire unamortized principal portion of the Tenant Improvement Component of the Base Rent for the remainder of the original Lease term. ((If Tenant exercises any of the expansion options set forth in section 41 of this Lease, the unamortized principal portion of the Tenant Improvement Component in the Base Rent applicable to such expansion areas shall also be payable to Landlord.); plus

               [c] the entire unamortized principal portion of all real estate brokerage commissions paid by Landlord in connection with this Lease (including payments made in connection with Tenant's exercise of its expansion options)for the remainder of the original Lease term, with such commissions amortized on the same basis as the Tenant Improvement Component.

3.  RENT.  Tenant agrees to pay to Landlord at Landlord's address set forth in section 1.11 or such other place designated by Landlord, without prior demand or notice, the rent for the Premises consisting of Base Rent set forth in section
3.1 and the Operating Charges set forth in section 3.2 and any other additional payments due under this Lease. The obligation of Tenant to pay rent is hereby declared to be an independent covenant. Landlord agrees to accept regular monthly payments of Rent using Automated Clearing House ("ACH") and agrees to execute such reasonable paperwork as may be necessary to allow such payment process.

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     3.1  Base Rent.  The amount specified in section 1.8 shall be payable in 12 equal installments in advance on the first day of each month during the Term.
In the event the Term commences on other than the first day of a calendar month, the rent for such partial month shall be prorated based upon the actual number of days of the Term during such month. The parties hereto agree that the Base Rent payable under the terms of this Lease shall be an absolute net return to Landlord for the Lease Term free from any expense, charge, deduction, offset or counterclaim by reason of any obligation of Landlord or any other reason and all of the provisions of this Lease shall be construed and interpreted to such end.

     3.2 Operating Charges. From and after the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of Operating Charges (as defined below). Such additional rent shall be paid within ten days after demand from Landlord or, at Landlord's option, in advance in monthly installments on the first day of each calendar month during the Term in an amount estimated by Landlord from time to time to provide funds sufficient to pay Tenant's annual obligation for such costs and expenses. Landlord shall deliver to Tenant a budget setting forth anticipated Operating Charges for the remainder of the first calendar year of the term of this Lease (an "Estimated Budget"). Prior to the commencement of each successive calendar year during the term of this Lease, Landlord shall deliver to Tenant an Estimated Budget for the upcoming calendar year. The Estimated Budget shall set forth the estimated Operating Charges in reasonable detail with respect to each category of expense. From time to time during the Term (but not more than once annually), Landlord may notify Tenant in writing of any reasonable adjustment in the monthly installments due hereunder, and thereafter Tenant shall make payments accordingly. Within ninety days after the expiration of each calendar year, or as soon thereafter as is reasonably practicable, Landlord shall provide Tenant a statement in reasonable detail showing the actual amount of additional rent, if any, payable by Tenant under this section 3.2, and showing the amounts with respect to the various categories of Operating Charges. Within ten days after such notice, Tenant shall pay to Landlord or Landlord shall credit against the obligations of Tenant or if at the end of the term, refund any excess amounts paid by Tenant, as the case may be, the difference between the estimated payments made by Tenant during the prior calendar year and the actual amount of additional rent due from Tenant as shown on such statement. Tenant's obligation for additional rent under this section 3.2 for the year in which the Term commences and ends shall be prorated based upon the number of days of the Term during such years. Tenant's obligation for additional rent under this section
3.2 through the Termination Date and Landlord's obligation to refund any excess amounts paid by Tenant shall survive termination.

     "Operating Charges" as used herein shall mean all reasonable sums expended or obligations incurred by Landlord with respect to the Building, whether or not now foreseen, determined on an accrual basis, including, but not limited to, real estate taxes, special and/or area assessments and charges then due and payable (or any substitutes hereafter collected by any governmental authority in lieu thereof or in addition thereto) and any costs of seeking or obtaining a reduction or refund thereof; assessments and/or charges under any covenants and/or easements; salaries, fringe benefits and related costs of employees engaged on site in operation, maintenance or security; insurance covering hazards, casualties and potential losses; license, permit and inspection fees; a management fee not greater than four percent of the gross rent paid by Tenant and other tenants of the Building; auditors' fees; legal fees incurred in connection with protesting property taxes; materials and supplies, including charges for telephone, telegraph, postage and supplies; repairs and maintenance of the Building, including costs of

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materials and supplies; replanting of landscaped areas; landscaping and ground maintenance; snowplowing and snow removal; costs incurred in connection with the operation, maintenance, repair, inspection and servicing (including maintenance contracts) of electrical, plumbing, heating, air conditioning and mechanical equipment and the cost of materials and supplies used in connection therewith; cost of services including heat, air conditioning, electricity, gas, water and sewer and other utilities; all other expenses and costs reasonably necessary or desirable to be incurred for the purpose of operating, cleaning, securing, repairing, equipping, supplying and properly maintaining the Building and the facilities and equipment contained therein and its Common Areas as an office and warehouse facility, whether or not similar to the foregoing. Operating Charges shall not include (a) Landlord's cost of utilities or other services, if any, separately sold by Landlord to tenants or separately metered for the Premises or other tenant space in the Building, (b) costs incurred by Landlord for any alterations for other tenants, (c) depreciation of the Building and major components, (d) debt service on indebtedness of Landlord or rental under any underlying lease, (e) all costs of a capital nature except for capital expenditures which reduce other operating expenses (but only to the extent of the cost savings) or such capital expenditures that are required by changes in any governmental law or regulation first enacted after the date of this Lease, in which case such expenditures, plus interest on the unamortized principal investment at 10% per annum, shall be amortized over the life of the improvements, (f) future installments of special assessments not yet due and payable, (g) costs of correcting defects in the design or construction of improvements included in the Project, (h) broker's commissions and attorneys' fees (except as specified above), (i) costs related to removal, abatement or similar actions relating to asbestos or Hazardous Substances located on, under or about the Project, (j) costs incurred because Landlord or another tenant violated the terms of any lease or any law and any enforcement costs, (k) any expense for which Landlord is reimbursed by insurance or otherwise, and (l) any expenses that are not reasonable, actual, necessary and obtained at competitive prices.

          If Tenant shall not dispute any item or items shown on Landlord's statement within 60 days after such notice, Tenant shall be deemed to have approved such statement and shall be estopped from contesting such statement or the amount due. Tenant and its agents and representatives shall have the right upon reasonable notice to inspect and review Landlord's books and records with respect to Operating Charges. If Tenant shall dispute any item or items included by Landlord in determining Operating Charges, Tenant shall nevertheless pay to Landlord in full the amount claimed by Landlord and shall not offset or withhold any payment while its dispute is pending, and Tenant's payment thereof shall not preclude a later objection thereto. If such dispute is not amicably settled between Landlord and Tenant within 30 days after such notice, either party may during the 15 days after the expiration of such 30 day period refer such disputed item or items to a reputable firm of independent certified public accountants reasonably approved by Landlord and Tenant for resolution, and the decision of such firm shall be conclusive and binding upon Landlord and Tenant. The expenses involved in such determination shall be borne by the party against whom a decision is rendered by such accountants, provided that if more than one item is disputed and the decision shall be against each party in respect to any item or number of items disputed, then the expenses shall be apportioned according to the monetary value of the items decided against each party. Further, in no event shall Landlord be responsible for the costs incurred in such determination in excess of the amount by which Tenant's share of Operating Charges is reduced.

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          Tenant acknowledges that certain costs and services such as insurance, security, landscaping, snow plowing and maintenance may be incurred or performed on a Project-wide basis and that an equitable allocation of the cost thereof will be made to the various buildings within the Project. If during all or any portion of any calendar year the Building is not at least 95% rented and occupied, Landlord shall make an appropriate adjustment to any components of the Operating Charges which vary due to changes in occupancy levels (including, but not limited to, janitorial services, water, sanitary sewer, common utilities and common services in operating the Building) for such year, employing sound accounting and management principles, to determine the Operating Charges that would have been paid or incurred by Landlord had the Building been 95% rented and occupied and the amount so determined shall be deemed to have been the Operating Charges for such year. If any Operating Charge, though paid in one year, relates to more than one calendar year, such expense shall be proportionately allocated among such related calendar years.

          If Landlord receives a refund of real estate taxes that were included in Tenant's pro rata share of Operating Charges paid by Tenant, then Landlord shall credit against the obligation of Tenant (or if at the end of the term, reimburse Tenant) Tenant's pro rata share of the refunded taxes. This obligation shall survive the expiration or termination of this Lease.

          Notwithstanding any provision to the contrary, any annual increase in the pro rata share of Operating Charges for the Premises shall not exceed 5% of the prior year's pro rata share of actual Operating Charges for the Premises.

     3.3 Personal Property Taxes. Tenant agrees to timely pay when due all personal property taxes, whether assessed against Landlord or Tenant, on Tenant's furniture, equipment and other items of personal property owned by Tenant and located in or about the Premises.

     3.4 Late Charge. Tenant acknowledges that late payment of rent (Base Rent or additional rental) involve additional costs to Landlord for collection and bookkeeping, and, accordingly, Tenant agrees that, if rent (Base Rent or additional rental) due hereunder is not paid by the fifth day after it is due, then Tenant shall pay upon demand, as additional rent, a late charge equal to 5% of the amount required to be paid. The foregoing provision for payment of a late charge shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated, and neither the demand for, nor collection by, Landlord of such late charge shall be construed as a cure of Tenant's default in the payment of rent.

4.  Intentionally left blank.

5. CONDITION OF PREMISES. Prior to March 15, 2000, Landlord shall substantially complete the work of remodeling the Premises which is identified and described on Exhibit D attached hereto. If the cost of such work is less than $1,021,555, then the Base Rent shall be adjusted in accordance with the formula set forth in section 1.8.2, above. If Tenant requests changes to the work that increase the cost thereof, Landlord shall not be obligated to accommodate such changes unless Tenant pays the amount of increased costs in advance. All such work shall be done in a good and workmanlike manner in compliance with all building codes and regulations. Upon substantial completion, the Premises and Building shall be in compliance with all applicable codes, laws, rules and

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ordinances, including without limitation the Americans With Disabilities Act.
Except as specifically provided above, Landlord shall not be required to perform any improvements or to rework, remodel or recondition the Premises in any manner whatsoever for Tenant's use and occupancy thereof. Tenant's taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that they are in satisfactory condition except for any punch list of unsatisfactory items of which Tenant gives written notice to Landlord within 30 days after the Commencement Date and except for latent defects. Punch list items shall be corrected or repaired by Landlord in a timely manner. Latent defects shall be corrected or repaired by Landlord promptly after Tenant's notice to Landlord of Tenant's discovery thereof. Tenant, at Tenant's sole cost and expense, shall perform all other alterations, improvements and other work necessary to prepare the Premises for Tenant's use. All such work shall be done in accordance with section 13 below.

6.  USE.  The Premises shall be used only for the purpose set forth in section
1.10 above and for no other purposes without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall have seven days a week, 24 hours a day access to the Project, Building and Premises. Tenant expressly acknowledges that it shall be the sole responsibility of Tenant to secure all necessary and appropriate permits, licenses and approvals from all governmental authorities having jurisdiction for the operation of Tenant's business, if any. It shall be Landlord's responsibility to obtain any necessary certificate of occupancy with respect to Tenant's occupancy of the Premises. Tenant shall not do or permit anything to be done in or about the Premises which in any way will obstruct or interfere with the rights of any other occupants of the Project, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose or which could injure the reputation of the Project or otherwise violate any recorded covenant or restriction affecting the Project. Landlord represents and warrants that Tenant's use for its data service business will not violate such recorded covenants and restrictions. Tenant shall not cause or maintain or permit any nuisance or commit or suffer the commission of any waste in, on or about the Project. Tenant expressly acknowledges and agrees that the foregoing covenant is a material inducement for Landlord to enter into this Lease and that since damages for breach of such covenant will be difficult to ascertain, such covenant shall be enforceable by injunction.

7. COMPLIANCE WITH LAWS AND BUILDING RULES. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in force, and with the requirements of the local Board of Fire Underwriters or any similar body now or hereafter constituted relating to or affecting the manner of Tenant's occupancy and use of the Premises; provided, however, Tenant shall have no obligation to make capital repairs or improvements in order to achieve compliance except if the requirement for compliance arises because of the particular use by Tenant of the Premises as opposed to general office use or arises as a result of improvements or alterations made by Tenant. Tenant shall also observe and comply with the requirements of all policies of insurance at any time in force with respect to the Project, and Tenant shall not do or permit anything to be done on or about the Project or bring or keep anything there which will in any way increase the cost of any insurance now or thereafter carried on the Project or any of its contents or that will invalidate any such insurance. Tenant shall also comply with the Rules and Regulations attached to this Lease as Exhibit C and such other reasonable rules and regulations to regulate the use, occupancy and operation of the Project which may from time to time be established by Landlord in writing,

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and any reasonable modifications or amendments thereto (the "Building Rules"), provided such Building Rules are applied and enforced uniformly to all tenants of the Project. Landlord shall not be responsible to Tenant for the noncompliance of other tenants or occupants with the Building Rules. The provisions of this Lease shall supersede any contrary provision in the Building Rules.

8. ENVIRONMENTAL REQUIREMENTS. With respect to Tenant's use and occupancy of the Premises, Tenant shall comply with all applicable federal, state and local environmental laws, ordinances and all amendments thereto and rules and regulations implementing the same, together with all common law requirements, which relate to discharge, emissions, waste, nuisance, pollution control, hazardous substances and other environmental matters as the same shall be in existence during the Lease Term. All of the foregoing laws, regulations and requirements are hereinafter referred to as "Environmental Laws". Tenant shall obtain all environmental licenses, permits, approvals, authorizations, exemptions, certificates and registrations (hereinafter collectively referred to as "Permits") and make all applicable filings required of Tenant under the Environmental Laws required by Tenant to operate at the Premises. The Permits and required filings shall be made available for inspection and copying by Landlord at Tenant's offices upon reasonable notice and during business hours. Tenant shall not cause or permit any flammable explosive, oil, contaminant, radioactive material, hazardous waste or material, toxic waste or material or any similar substance which is or may become regulated under any applicable federal, state or local law (hereinafter collectively referred to as "Hazardous Substances") to be brought upon, kept or used in or about the Premises except for small quantities of such substances as is necessary in the ordinary course of Tenant's business, provided that Tenant shall handle, store, use and dispose of any such Hazardous Substance in compliance with all applicable laws and the highest standards prevailing in the industry for the storage and use of such substances or materials, in a manner which is safe and does not contaminate the Premises. It is understood however that Tenant shall have the right to install at its option an emergency back-up generator and at its option a diesel fuel tank which falls in the category of Hazardous Materials and requires reporting under the SARA Act. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of any Hazardous Substance, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent if such requirement applies to the Premises as a result of a release of a Hazardous Substance caused by Tenant. Tenant shall, from time to time, at Landlord's request, execute such other affidavits, representations and the like concerning Tenant's best knowledge and belief regarding the presence of Hazardous Substances on the Premises. Tenant hereby agrees to indemnify and hold Landlord harmless from any liability, claim or injury, including reasonable attorneys' fees, and the cost of any required or necessary repair, cleanup, remediation or detoxification, arising out of (a) the installation, use, maintenance and operation of the back-up generator, (b) the use, manufacture, handling, storage, disposal or release of any Hazardous Substances by Tenant, its agents and employees on, under or about the Premises, or (c) an actual or alleged violation of Environmental Laws in connection with the occupancy of the Premises by Tenant or any occupant of the Premises or the operation of Tenant's business on the Premises during the Lease Term. Landlord shall indemnify and hold Tenant harmless from any liability, claim or injury, including reasonable attorneys' fees and the cost of any required or necessary repair, cleanup, remediation or detoxification arising out of the presence or release of Hazardous Substances, the presence or release of which was not caused by Tenant or its employees, agents or contractors. The foregoing covenants and

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indemnification shall survive the expiration or termination of the Term of this
Lease.

9. COMMON AREAS. Tenant and its employees, customers and invitees shall have the reasonable nonexclusive right to use, in common with Landlord and the other tenants and occupants of the Project and their respective employees, customers and invitees and all others to whom Landlord has or may hereafter grant rights to use the same, the public portion of the Common Areas as may from time to time exist. Landlord shall have the right to close any or all portions of the Common Areas to such extent as may, in Landlord's opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein. Landlord shall at all times have full control, management and direction of the Common Areas. Tenant shall not cause or allow any storage of materials or equipment outside of the Premises on any of the Common Areas. Landlord reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number, location, layout and nature of the Common Areas, to construct additional buildings and stories, to create additional rentable areas through use and/or enclosure of Common Areas, to close portions of the Common Areas for maintenance, repair or replacement, to place signs in the Common Areas and on the Building or in the Project, to change the name of the Project or the Building and to change the nature of the use of any portion of the Project or the Building, provided that none of the foregoing shall unreasonably interfere with Tenant's use, occupancy or enjoyment of the Premises.

10. PARKING. Tenant and Tenant's employees, customers and invitees shall have the nonexclusive right to use the parking spaces located within the Common Areas. Landlord shall provide Tenant with unreserved parking spaces sufficient for 350 employees at the Premises (only employees who occupy the Premises). Landlord reserves the right to reasonably regulate parking within the Common Areas, including the right to preclude Tenant from parking in certain parking spaces. Tenant shall not permit vehicles to be abandoned or stored in the parking areas of the Project.

11. REPAIRS. Landlord shall maintain the Common Areas and the exterior walls, roof and foundation of the Building and the heating, ventilating, air conditioning, electrical, plumbing and mechanical systems provided by Landlord in the Building, the cost of which shall be included in Operating Charges. Except as set forth herein, Tenant shall, at its expense, keep the Premises and every part thereof, in good condition and repair, and Tenant shall also be responsible for the entire cost of all repairs and replacements otherwise the responsibility of Landlord hereunder that are required by reason of acts or negligence of Tenant, its agents, employees, customers or invitees, or the particular nature of Tenant's use of the Premises (as opposed to general office use). Tenant shall be responsible for repairing any damage to the Building caused by the installation or moving of Tenant's furniture, equipment and personal property. Tenant shall, at its expense, also repair or replace with glass of equal quality any broken or cracked plate or other glass in doors, windows and elsewhere in or adjacent to the Premises (except for exterior glass which is subject to reimbursement as provided in section 3.2 of this Lease shall be repaired by Landlord). Tenant shall not defer any repairs or replacements to the Premises (except those due to normal wear and tear) by reason of the anticipation of the expiration of the Term. Landlord, at Landlord's option, but only after Tenant's failure to correct same within 30 days after written notice to Tenant of its failure, may elect to perform all or part of the maintenance, repairs and servicing which is the obligation of Tenant hereunder which Tenant failed to do, and/or the obligation of all of the other tenants of the Project with respect to

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the premises occupied by them, in which event the costs thereof shall be billed directly to and paid by Tenant or such other tenants as the case may be as additional rent. Except as aforesaid, in the event that, at the request of Tenant, Landlord performs any maintenance, repairs or servicing of the Premises which is the obligation of Tenant hereunder, then Tenant shall pay Landlord directly therefor.

12. UTILITIES. Landlord shall provide interior janitorial services in the Premises five days per week, except holidays, pursuant to the Schedule attached as Exhibit E, and the costs therefor shall be paid for by Tenant as additional rent. Tenant shall pay for such services within ten days after receipt of the bill for such services. Janitorial services to any tenant space in the Building shall not be included in Operating Charges. Landlord shall furnish water, sanitary sewer, heating, air conditioning and ventilating for the permitted use of the Premises to maintain comfortable temperatures and the cost of such services shall be included in Operating Charges. Heating, ventilating and, from May 1 through September 15 of each year, air conditioning service, shall be provided seven days a week, 24 hours a day. Landlord shall cause at Landlord's expense electricity for the Premises to be separately metered. It is understood that Operating Charges shall not include electricity charges for any tenant space. Tenant shall be responsible for obtaining its own telephone service, and Tenant shall timely pay for its separately metered electricity and telephone service as and when payment are due.

     In no event shall Landlord be liable for damages, nor shall the rental herein reserved be abated or subject to offset or deduction for failure to furnish or any delay in furnishing any utility services nor shall the temporary failure to furnish any of such services be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing all of the provisions of this Lease, provided, however, Landlord shall make all reasonable efforts to promptly restore such service to the Premises, and in the event of an interruption of an essential service which is in Landlord's reasonable control which continues for 72 consecutive hours and as a result of said interruption, Tenant is not able to operate its business from the Premises, then all Rent shall abate from the date of said interruption until the essential service is restored. Tenant shall not use any apparatus or device in the Premises which will in any way increase the amount of water or sewer usually furnished, consumed or supplied for use of the Premises as general office and warehouse space. In the event that Tenant requires water or sewer use in excess of that usually supplied for use of the Premises as general office and warehouse space, then Tenant shall first procure the written consent of Landlord for such use, which consent Landlord may grant or withhold in its sole discretion, and Tenant shall pay additional rent for such services at a rate to be determined by Landlord in its reasonable discretion or Landlord may require Tenant to install a submeter, at Tenant's cost, to measure such usage. In the event that Tenant desires air conditioning during times in addition to those set forth above, Landlord shall provide the same and Tenant shall pay therefor as additional rent at a rate to be determined by Landlord in its sole discretion. Tenant agrees not to connect any apparatus or device to the cooling or heating system of the Building for the purpose of using additional or unusual amounts of such air conditioning and heating services without the prior written consent of Landlord. Landlord agrees that Landlord shall not change the electric service provider for the Premises without first consulting with and addressing any reasonable service concerns of Tenant.

13. ALTERATIONS. Except as permitted hereunder, Tenant shall not make any alterations, additions or improvements ("Alteration") in, on or to the Premises or any part thereof without delivering to Landlord the plans and specifications therefor and obtaining the prior written consent of Landlord. Landlord's consent to an Alteration may be granted or withheld in its sole discretion or may be made contingent upon Tenant agreeing to such conditions relating thereto as Landlord may impose. Any Alteration shall be made at Tenant's own cost and expense and in a good and workmanlike manner in accordance with the laws, ordinances and codes relating thereto and free from any claim or claims for construction liens, and Tenant shall indemnify and hold Landlord harmless from and against any and all claims, liens, costs and expenses on account of such work. Upon completion of any Alteration, Tenant shall provide Landlord with a copy of any as-built plans and blueprints produced for the same. Landlord hereby consents to the installation by Tenant of a roof-top satellite for Tenant's exclusive use (provided that the plans, specifications and location shall be acceptable to Landlord and the operation and maintenance of such satellite shall not interfere with the rights of any other tenant on the roof-
top), Tenant's card access and security system and such cabling and wiring as necessary from time to time for the operation of Tenant's business.

14. SIGNS. Tenant shall not install, affix or place any sign or other advertising or identifying media upon the exterior of the Premises or the Building or upon the interior or exterior of the windows of the Premises without first obtaining the written consent of Landlord in each instance.

15. LIENS. Except with respect to the construction described in Exhibit D, Tenant shall not create or permit any liens under any construction lien law to be filed or recorded against the Premises or against the interest of Landlord or Tenant therein. If any such lien is filed or recorded, Tenant shall immediately cause such lien to be discharged of record. This provision shall not apply to any work performed by Landlord unless such work was performed on Tenant's behalf and was to be paid for by Tenant.

16. RIGHT OF ENTRY. Except in the event of an emergency, in which case prior notice shall not be required, Landlord and its agents shall upon reasonable prior notice to Tenant and in the presence of an authorized representative of Tenant, at all times have the right to enter the Premises to inspect the condition thereof, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises, and to alter, improve, or repair the Premises and any portion of the Building. Tenant shall not add or change the locks to any doors of the Premises except in connection with its card access and security system. Tenant agrees to deposit or permit Landlord to deposit on Tenant's behalf a key to the Premises in a lock box if required by and for the benefit of the local fire department. Any entry to the Premises shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, of Tenant or impose any liability on Landlord. Nothing contained herein shall be deemed to impose on Landlord any obligation or duty to make repairs or alterations to the Premises except as expressly provided in this Lease.

17. INSURANCE. Tenant shall, at its expense obtain and carry at all times during the Term of this Lease (a) commercial general liability insurance with respect to the Premises, including contractual liability coverage for the indemnification obligations of Tenant contained in this Lease covering injury to or death of persons and damage to property in an amount not less than $2,000,000.00 combined single limit per occurrence, and (b) property damage insurance with extended coverage, vandalism and malicious mischief and theft and mysterious disappearance endorsements, covering the equipment, personal property and other contents of the Premises and all alterations, additions and leasehold improvements (except the build-out described in Exhibit D attached hereto) made by or for Tenant in the amount of their full replacement value. All such policies shall be written by a responsible insurance company or companies licensed to issue insurance in the State of Wisconsin and with an A.M. Best rating of A, Class IX, or better, shall name Tenant and include Landlord as an additional insured, as their interests may appear, and shall contain a clause that the insurer will not cancel or change the insurance coverage without at least 30 days' prior written notice to Landlord. Evidence of such insurance shall be furnished to Landlord when requested. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. Landlord may at any time and from time to time inspect and/or copy any and all insurance policies required to be procured by Tenant under this Lease.

18. WAIVER OF SUBROGATION. Each party hereby expressly releases the other for liability it may have on account of any loss to the Premises or Building or contents of either due to fire or any peril included in the coverage of any applicable fire and extended coverage and material damage insurance, however caused, including such losses as may be due to the negligence of the other party, its agents or employees, but only to the extent of any amount recovered by reason of such insurance, and each party hereby waives any right of subrogation which might otherwise exist in or accrue to such party on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage under applicable state law (or increase the cost thereof, unless the other party reimburses the insured for any cost increase). If Tenant or Landlord fails to maintain in force any insurance required by this Lease to be carried by it, then for purposes of this waiver of subrogation it shall be deemed to have been fully insured and to have recovered the entire amount of its loss.

19. INDEMNITY. Except if caused by the negligence or willful acts or omissions of Landlord or its agents, employees, or contractors, Tenant hereby indemnifies Landlord and agrees to save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises or by reason of any breach or default by Tenant in the performance of any term of this Lease on Tenant's part to be performed. In case Landlord shall be made a party to any litigation arising out of any such occurrence, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation. Except if caused by the negligence or willful acts or omissions of Tenant, or its agents, employees or contractors, Landlord hereby indemnifies Tenant and agrees to save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Common Areas or by reason of any breach or default by Landlord in the performance of any term of this Lease on Landlord's part to be performed. In case Tenant shall be made a party to any litigation arising out of any such occurrence, then Landlord shall protect and hold Tenant harmless and pay all costs, expenses and reasonable attorneys' fees incurred or paid by Tenant in connection with such litigation. Tenant's and Landlord's obligations under this section shall survive the termination of this Lease.

20. NON-LIABILITY OF LANDLORD. Except for the negligence or willful acts or omissions of Landlord or its agents, employees or contractors, Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property in or about the Project resulting from the Project, Building or Premises, or any part thereof, or any equipment thereof becoming out of repair; flooding of basements or other areas; damages caused by sprinkling devices, air conditioning apparatus, snow, frost, water leakage, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise or the bursting or leaking of pipes or plumbing fixtures; or any act or neglect of other tenants or occupants in the Project or their respective employees, contractors or invitees. Except for the negligence or willful acts or omissions of Landlord or its agents, employees or contractors, all property in or about the Project or in the Premises belonging to Tenant, its agents, employees or invitees shall be there at the risk of Tenant or other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof. If Landlord shall fail to perform any covenant or condition of this Lease upon Landlord's part to be performed, and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Project and out of rents or other income from such property receivable by Landlord, and Landlord shall not be personally liable for any deficiency.

21. CASUALTY. If the Premises or the Building is damaged or destroyed by fire or other casualty covered by insurance, then (unless this Lease is terminated as hereinafter provided) this Lease shall continue in full force and effect and Landlord shall proceed, after adjustment of such loss, to repair or restore the Premises to the condition which Landlord furnished to Tenant upon the commencement of the Term. Landlord shall be under no obligation to restore any Alterations to the Premises made by Tenant unless the same is covered by Landlord's insurance, but nothing herein shall be construed to require Landlord to insure such property. In no event shall Landlord be obligated to expend an amount in excess of the insurance proceeds available to Landlord for such repair or restoration. In the event the Premises are repaired as provided herein, then Tenant shall repair and restore its furnishings, furniture, equipment and personal property to at least a condition equal to that prior to its damage. If the Premises or any part thereof shall be rendered untenantable by any destruction or damage, then a pro rata portion of all rent based upon the number of square feet of area in the Premises which are untenantable shall be abated until the Premises or such part thereof shall have been put in tenantable condition. Notwithstanding the foregoing, if any destruction or damage to the Premises, Building or Project (whether or not the Premises are affected) is so extensive that Landlord, in its reasonable discretion, elects not to repair or restore the Premises, Building or Project, or the proceeds of insurance are not sufficient or available to fully pay the cost of the repair or restoration, then Landlord may terminate this Lease effective as of the date of the damage by written notice to Tenant given within thirty (30) days after the date of such casualty. Notwithstanding any provision to the contrary Landlord shall, within thirty (30) days after the date of any damage or destruction to the Premises or access thereto, advise Tenant in writing as to the reasonably estimated time within which the damage or destruction will be repaired or restored. If more than 40% of the square footage of the Premises has been rendered untenantable and if Landlord reasonably estimates that such damage or destruction cannot be repaired within one hundred eighty (180) days from the date of the damage, then Tenant may, by written notice to Landlord within fifteen (15) days after the receipt of Landlord's notice estimating a time for restoration, elect to terminate this Lease. The provisions of this Paragraph are subject to the rights of Landlord's mortgagees, if any.

22. CONDEMNATION. If all or substantially all of the Premises are sold to or taken by any public authority under its power of condemnation or the threat thereof, this Lease shall terminate as of the date possession shall be transferred to the acquiring authority, and the rental payable hereunder shall be apportioned accordingly. If any material part of the Project is sold or taken (whether or not the Premises are affected), Landlord shall have the right to terminate this Lease as of the date possession is transferred to the acquiring authority upon giving written notice thereof to Tenant, and the rental payable hereunder shall be apportioned accordingly. In the event this Lease is not terminated pursuant to this section 22, then this Lease shall continue in force as to the part of the Premises not taken and the rent payable thereafter shall be reduced in proportion to the amount of total floor area of the Premises taken, provided however, Tenant may terminate this Lease upon written notice to Landlord if as a result of a partial taking, Tenant reasonably determines it is no longer feasible to operate its business from the remaining Premises. In the event of any such taking, Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall, unless this Lease has been terminated, make necessary repairs and restorations (exclusive of Tenant's leasehold improvements and Alterations made subsequent to Commencement Date) to restore the Premises remaining to as near its former condition as circumstances will permit. All damages awarded by or amounts paid by the acquiring authority for any such taking, whether for the whole or a part of the Premises or the Building, Common Areas or Project shall belong to and be the sole property of Landlord whether such damages are awarded as compensation for loss of, or diminution in value to, the leasehold or the fee thereof, provided, however, Tenant shall have the right to pursue such claim or claims as Tenant may have legally for relocation expenses, interruption of business and such items such as trade fixtures and equipment, which do not reduce the award or proceeds of sale payable to Landlord. In the event that this Lease is terminated, Tenant shall not have any claim against Landlord for the value of the unexpired term hereof. The provisions of this section are subject to the rights of Landlord's mortgagees, if any.

23. ASSIGNMENT AND SUBLETTING. Except as permitted below, Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease or sublet any part or all of the Premises and shall not permit any use of any part of the Premises by any other party, or any transfer of its interest in the Premises by operation of law, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. The following shall be deemed to be an assignment of this Lease within the meaning of this Paragraph:
(a) the sale, issuance or transfer of any voting stock of Tenant (if Tenant is a nonpublic corporation or if Tenant is a public corporation and such sale, issuance or transfer results in Tenant becoming a nonpublic corporation) which results in a change in voting control of Tenant; (b) the sale, issuance or transfer of any partnership or membership interest in Tenant if Tenant is a partnership or limited liability company; (c) the change or conversion of a general or limited partnership to a limited liability company, limited liability partnership or any other entity which possesses the characteristics of limited liability; (d) the sale, issuance or transfer of any beneficial interest in Tenant if Tenant is a trust; and (e) the death or incapacity of Tenant if Tenant is a natural person. Without waiving Landlord's right hereunder to declare a default in the event of an assignment of this Lease or a subletting of the Premises or any part thereof or occupancy of the Premises by anyone other than Tenant, Landlord may collect from the assignee, sublessee or occupant, any rental and other charges herein required, but such collection by Landlord shall not be deemed an acceptance of the assignee, sublessee or occupancy, nor a release of Tenant from the performance by Tenant of this Lease.

Further, Tenant at all times and under all circumstances shall remain liable to Landlord for the payment of rent due and to become due and the performance of all other obligations of Tenant hereunder for the term hereof. Tenant shall pay to Landlord, as additional rent, any reasonable costs and expenses including attorneys' fees incurred by Landlord in connection with its consent to any proposed or purported assignment, sublease or other transfer. Subject only to Landlord's prior reasonable review and approval of the creditworthiness of the successor tenant, Tenant shall have the right to assign this Lease or sublet the Premises in whole or in part to an entity affiliated with Tenant or in connection with mergers, consolidations or the sale or transfer of all or substantially all of the assets or stock of Tenant or the division or the operating business unit occupying the Premises.

24. DEFAULT. If (a) Tenant (i) shall fail to pay the rent or any charge due hereunder within five days after Landlord notifies Tenant in writing that such amount is delinquent or, (ii) if Landlord has within the preceding 12-month period previously delivered such a written notice of delinquency to Tenant, Tenant shall fail to pay the rent or any charge due within five days after the same is due, or (b) Tenant shall fail to perform any of the other covenants or conditions herein contained on the part of Tenant, and such default shall continue for thirty days after written notice thereof shall have been given to Tenant (except that such thirty day period shall automatically be extended for an additional period of time, up to a maximum of ninety days, reasonably necessary to cure such default, if such default cannot be cured within such thirty day period and provided Tenant commences the process of curing such default within said thirty day period and diligently pursues such cure to completion), or (c) except as permitted by this Lease, if this Lease shall, by act of Tenant or by operation of law or otherwise pass to any party other than Tenant, or (d) if Tenant shall abandon or vacate the Premises or permit the Premises to become vacant without paying the rent or any charges required by this Lease, or (e) Tenant or any guarantor of this Lease shall become insolvent or bankrupt or make an assignment for the benefit of creditors, or (f) a receiver or trustee of Tenant's property or that of any guarantor of this Lease shall be appointed and such receiver or trustee, as the case may be, shall not be discharged within 30 days after such appointment, then in any such case, Landlord may, upon notice to Tenant, recover possession of and re-enter the Premises without affecting Tenant's liability for past rent and other charges due or future rent and other charges to accrue hereunder. In the event of any such default, Landlord shall be entitled to recover from Tenant, in addition to rent and other charges equivalent to rent, all other damages sustained by Landlord on account of the breach of this Lease, including, but not limited to, the costs, expenses and reasonable attorneys' fees incurred by Landlord in enforcing the terms and provisions hereof and in re-entering and recovering possession of the Premises and for the cost of repairs, alterations and brokerage and reasonable attorneys' fees connected with the reletting of the Premises. Further, at the election of Landlord, Landlord shall have the right to declare this Lease terminated and canceled, without any further rights or obligations on the part of Landlord or Tenant (other than Tenant's obligation for rent and other charges due and owing through the date of termination), so that Landlord may relet the Premises without any right on the part of Tenant to any credit or payment resulting from any reletting of the Premises. In case of a default under this Lease, Landlord may, in addition to terminating this Lease, or in lieu thereof, pursue such other remedy or combination of remedies and recover such other damages for breach of tenancy and/or contract as are available at law or otherwise.

     After any requisite written notice and the expiration of the applicable cure period, Landlord may, but shall not be obligated to, cure any default by Tenant

(specifically including, but not by way of limitation, Tenant's failure to obtain insurance, make repairs, or satisfy lien claims) and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys' fees, shall be payable to Landlord as additional rent due on demand, together with interest at the rate provided in Paragraph 26 below from the date of the advance to the date of repayment by Tenant to Landlord.

     A waiver by Landlord or Tenant of a breach or default by Tenant or Landlord under the terms and conditions of this Lease shall not be construed to be a waiver of any subsequent breach or default nor of any other term or condition of this Lease, and the failure of Landlord or Tenant to assert any breach or to declare a default by Tenant or Landlord shall not be construed to constitute a waiver thereof so long as such breach or default continues unremedied.

     No receipt of money by Landlord from Tenant after the expiration or termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit.

25. COSTS AND ATTORNEYS' FEES. If Landlord or Tenant shall fail to abide by or comply with the terms of this Lease, such party shall pay all costs, expenses and reasonable attorney fees that may be incurred or paid by the other party in enforcing the covenants and agreements of this Lease against it. In the event that any dispute between Landlord and Tenant arising under this Lease proceeds to litigation, then the nonprevailing party in such litigation shall pay the reasonable costs and attorneys fees of the prevailing party in such litigation.

26. INTEREST. Any amount due from Tenant to Landlord hereunder which is not paid within five days after its due date shall bear interest at an annual rate equal to the lesser of (a) 3% per annum in excess of the reference rate of interest announced, from time to time, by the Firstar Bank Milwaukee, N.A. or its successor or (b) 12% per annum (but in no event shall such rate of interest exceed the maximum rate of interest permitted to be charged by law) from the date due until paid, compounded monthly, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

27. SURRENDER. Upon the termination of this Lease, by expiration or otherwise, Tenant shall peaceably surrender the Premises to Landlord in good condition and repair consistent with Tenant's duty to make repairs as provided herein. All Alterations and decorations made to the Premises by Tenant after the initial build-out shall remain and be the property of Landlord unless Landlord shall require Tenant (which election shall be made by Landlord at the time of Landlord's consent to same), at Tenant's expense, to remove any or all thereof and repair the damage caused by such removal. All furniture, equipment and unattached movable personal property owned by Tenant may (and upon Landlord's request shall) be removed from the Premises by Tenant no later than the termination date, and Tenant shall repair any and all damage caused by such removal. Tenant shall also remove its satellite dish from the roof of the Building, its card access security system hardware and all cabling, wiring and ancillary equipment installed by Tenant in the Premises or the Building and repair any damage caused by such removal. If the Premises are not surrendered upon the termination of this Lease as set forth herein, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claim made by any succeeding tenant founded on such delay. Tenant shall also surrender all keys to the Premises and shall inform Landlord of combinations in any locks, safes and vaults, if any, in the Premises.

28. HOLDOVER. In the event Tenant remains in possession of the Premises after the expiration of this Lease with the written consent of Landlord and without the execution of a new lease, it shall be deemed to be occupying said premises as a tenant from month-to-month, subject to all of the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. Such month-to-month tenancy may be terminated by either party effective as of the end of any calendar month 28 days' prior written notice to the other party. If Tenant remains in possession of the Premises without the written consent of Landlord or remains in possession of the Premises following the termination of a hold-over month-to-month tenancy as created pursuant to the provisions of the preceding sentences, then Tenant shall pay to Landlord the damages suffered by Landlord because of the failure of Tenant to vacate the Premises as aforesaid and, in the absence of proof of greater damages, Landlord may recover as minimum damages from Tenant twice the base rent apportioned on a daily basis for the time Tenant remains in such possession. This provision shall not be deemed to waive Landlord's right of reentry or any other right hereunder or at law.

29. TRANSFER BY LANDLORD. In the event of a bona fide sale or conveyance by Landlord of the Building and its associated parking, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions herein contained, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee, which shall be obligated on this Lease only so long as it is the owner of Landlord's interest in and to this Lease.

30. SUBORDINATION. This Lease is and shall be subject and subordinate at all times to all ground or underlying leases which now exist or may hereafter be executed affecting the Building and to the lien of any mortgages now or hereafter placed on or against the Building, or on or against Landlord's interest or estate therein, and including all extensions, renewals, amendments and supplements to any such lease or mortgage, provided that any subordination to a ground or underlying lease or a mortgage entered into or granted subsequent to the Commencement Date shall be conditioned upon such lessors or holders recognizing the rights of Tenant under this Lease so long as Tenant is not in default beyond any applicable cure period. Tenant covenants and agrees to execute and deliver upon demand such further reasonable instruments evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages as may be required by Landlord provided that any lessor under any such ground or underlying lease or the holder of any mortgage has agreed to recognize the rights of Tenant under this Lease so long as Tenant is not in default hereunder beyond any applicable cure period. Notwithstanding anything herein above contained in this section, in the event the holder of any mortgage or the lessor under any ground or underlying lease shall at any time elect to have this Lease constitute a prior and superior lien to its mortgage or lease, then and in such event, upon any such holder notifying Tenant to that effect in writing, this Lease shall be deemed prior and superior in lien to such mortgage or lease, whether this Lease is dated prior to or subsequent to the date of such mortgage or lease.

31.  Intentionally Left Blank.

32. ESTOPPEL CERTIFICATES. Tenant agrees that at any time and from time to time upon not less than ten days' prior request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying
(a) that this Lease is unmodified and in full force and effect (or if there have been modifications, specifying the same), and (b) the dates to which the rent and other charges have been paid, and (c) that, so far as Tenant knows, Landlord is not in default under any provisions of this Lease (or if Tenant knows of any such default, specifying the same), and (d) such other matters as Landlord or Landlord's mortgagee may reasonably require. It is intended that any such statement may be relied upon by any person proposing to acquire Landlord's interest in this Lease or any prospective mortgagee of, or assignee of any mortgage upon, such interest. Upon Tenant's request, Landlord shall provide a similar estoppel certificate.

33. SORTING AND SEPARATION OF REFUSE AND TRASH. Tenant agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles specified by Landlord. Such separate receptacles may, at Landlord's option, be removed from the Premises in accordance with a collection schedule prescribed by law. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law or in accordance with the provisions of this paragraph, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this paragraph, and, at Tenant's sole cost and expense, shall indemnify, defend, and hold Landlord harmless (including attorneys' fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

34. NOTICES. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing, and delivered in person or sent by either United States certified mail, return receipt requested, postage prepaid or by Federal Express or other nationally recognized overnight delivery service. Notices and demands to Tenant shall be addressed to it at the address set forth in section 1. 12 hereof or to such other place as Tenant may from time to time designate in a written notice to Landlord. Notices and demands to Landlord shall be addressed to it at the address set forth in section
1.11 hereof, or to such other firm or to such other place as Landlord may from time to time designate in a written notice to Tenant.

35. EXECUTION. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises and this document becomes effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. Tenant confirms that Landlord has made no representations or promises with respect to the Premises or the making or entry into of this Lease except as are expressly set forth herein, and agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, breach of any representations, or promises not expressly stated in this Lease. This Lease can be modified or altered only by agreement in writing between Landlord and Tenant.

36. BINDING EFFECT. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns (but in the case of assigns only to the extent that assignment is permitted hereunder). No third party, other than such successors and assigns, shall be entitled to enforce any or all of the terms of this Lease or shall have rights hereunder whatsoever.

37.  Intentionally Left Blank.

38. INTERPRETATION. The laws of the State of Wisconsin shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. Whenever the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or paragraphs of this Lease nor in any way affect this Lease.

39. FORCE MAJEURE. In the event that either party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws, regulations, orders or decrees, riots, insurrection, war, acts of God, inclement weather, or other reason beyond such party's reasonable control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

40. AUTHORITY. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Marshall & Ilsley Corporation in accordance with its terms without the joinder or approval of any other person, subject only to bankruptcy, insolvency and other laws of general application relating to creditor's rights which may affect the enforcement of the terms hereof. Each individual executing this Lease on behalf of the Landlord represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said business entity, and that this Lease is binding upon said business entity in accordance with its terms without the joinder or approval of any other person, subject to bankruptcy, insolvency and other laws of general application relating to creditor's rights which may affect the enforcement of the terms hereof.

41. EXPANSION OPTIONS. Provided that Tenant is not in default at the time Tenant delivers the written notices required by this section, Tenant shall have the following options to expand the Premises, which any one or all may be exercised by the Tenant:

     A. Adjacent Space. Tenant shall have the option to lease in its entirety the approximately 45,000 rentable square foot premises located adjacent to the Premises described on attached Exhibit F (the "Adjacent Space"). If Tenant elects to so lease the Adjacent Space, Tenant shall provide written notice to Landlord of such election on or before November 30, 2000 and shall specify in such notice the tenant improvements for the Adjacent Space desired by Tenant. Subject to the limits of the tenant improvement allowance provided for herein, the Landlord shall deliver the Premises in the condition requested by Tenant between July 1, and September 30, 2001. The Base Component of the Base Rent applicable to the Adjacent Space shall be equal on a per rentable square foot basis to the Base Component of the Base Rent then in effect for the original Premises. If, prior to delivery of Tenant's election notice, the Adjacent Space is improved in a manner consistent with Tenant's requirements, then the annual Base Rent for the Adjacent Space shall include a Tenant Improvement Component equal to (i) the unamortized cost of such tenant improvements over the remaining term of the Lease at an annual interest rate of 10%, plus (ii) the cost of any additional tenant improvements requested by Tenant, amortized over the remaining term of the Lease at an annual interest rate of 10%. Such Tenant Improvement Component of the Base Rent for the Adjacent Space shall be payable in the same manner as the Tenant Improvement Component of the Base Rent for the initial Premises. Further, the principal amount to be amortized under (i) and (ii), above, shall not exceed $16 per rentable square foot of the Adjacent Space. If, prior to delivery of Tenant's election notice, the Adjacent Space has not been improved beyond its present condition, then Tenant shall be granted a tenant improvement allowance of up to $16.00 per rentable square foot of the Adjacent Space and Landlord shall improve the Adjacent Space to Tenant's specifications set forth in Tenant's election notice (up to the maximum amount of the tenant improvement allowance). In such case, the annual Base Rent for the Adjacent Space shall include a Tenant Improvement Component equal to the actual amount of the tenant improvement allowance expended amortized over the remaining term of the Lease at an annual interest rate of 10%, payable in the same manner as the Tenant Improvement Component of the Base Rent for the initial Premises. Upon delivery of the Adjacent Space to Tenant (with the applicable build out completed), the terms of this Lease shall be made applicable to the Adjacent Space and Tenant's obligation to pay rent for the Adjacent Space shall commence.

          If (i) Landlord has leased the Adjacent Space to an interim tenant prior to April 1, 2000, or (ii) Landlord has not leased the Adjacent Space to an interim tenant prior to April 1, 2000 but Tenant exercises its option to lease the Adjacent Space on or before July 31, 2000, then the option granted to Tenant for the Adjacent Space shall be provided to Tenant for no additional consideration. If neither of the two preceding conditions are met, then Tenant shall retain the right to exercise the option for the Adjacent Space from August 1, 2000 through December 31, 2000, only if Tenant pays to Landlord on or before July 31, 2000 the amount of $135,000. If Tenant fails to make such payment by such date, Tenant's option for the Adjacent Space shall terminate. If Tenant makes such payment and thereafter timely exercises such option, the amount of such payment shall be credited against the first rental payments due for the Adjacent Space.

     B. Mezzanine Space. Tenant shall also have the option to lease the approximately 15,200 rentable square foot premises located in the Mezzanine described on attached Exhibit F (the "Mezzanine Space"). If Tenant elects to so lease the Mezzanine Space, the Tenant shall provide written notice to Landlord of such election on or before June 30, 2000, provided, however, that if Landlord has secured an interim tenant for the Adjacent Space on or before April 1, 2000, then tenant shall have until November 30, 2000 to exercise its option for the Mezzanine Space. Such election notice shall specify the tenant improvements for the Adjacent Space desired by Tenant. Subject to the limits of the tenant improvement allowance provided for herein, Landlord shall deliver the Mezzanine Space to Tenant in the condition requested by Tenant within seventy five days after delivery of Tenant's notice. The Base Rent for the Mezzanine Space shall be calculated in the same manner as the Base Rent for the Adjacent Space (i.e., the Base Component to be equal to the Base Component then in effect for the original Premises and the Tenant Improvement Component to be equal to the remaining unamortized cost of improvements made prior to Tenant's election notice, if any, plus the amortized cost of the tenant improvements requested by Tenant to the extent of a $16 per rentable square foot tenant improvement allowance), as described above. Upon delivery of the Mezzanine Space to Tenant (with the applicable build out completed), the terms of this Lease shall be made applicable to the Mezzanine Space and Tenant's obligation to pay rent for the Mezzanine Space shall commence.

     C. Northwest Corner Space. Tenant shall also have the option to lease the approximately 25,000 rentable square foot premises located in the northwest corner described on attached Exhibit F (the "Northwest Corner Space") formerly known as Gareth Stevens, Pro Tel Marketing and Journal Sentinel space. If Tenant elects to so lease the Northwest Corner Space, the Tenant shall provide written notice to Landlord of such election on or before November 30, 2000 and shall specify in such notice the tenant improvements for the Northwest Corner Space requested by Tenant. Subject to the limits of the tenant improvement allowance provided herein, the Landlord shall deliver the Northwest Corner Space to Tenant in the condition requested by Tenant within seventy five days after delivery of Tenant's notice. Landlord shall grant Tenant a tenant improvement allowance of up to $16 per rentable square foot of the Northwest Corner Space. The Base Rent for the Northwest Corner Space shall be calculated in the same manner as the Base Rent for the Adjacent Space (i.e., the Base Component to be equal to the Base Component then in effect for the initial Premises and the Tenant Improvement Component to be equal to the amortized cost of the actual amount of the tenant improvement allowance expended), as described above. Upon delivery of the Northwest Corner Space to Tenant (with the applicable buildout completed), the terms of this Lease shall be made applicable to the Northwest Corner Space and Tenant's obligation to pay rent for the Northwest Corner Space shall commence.

     D. Tenant's Proportionate Share; Parking. At such times as Tenant exercises any of the foregoing options, Tenant's Proportionate Share shall be readjusted to reflect the percentage of the Building occupied by Tenant. Further, Landlord shall provide Tenant with additional unreserved parking spaces sufficient to accommodate the additional number of employees occupying the Premises subsequent to such expansion.

42. OPTIONS TO EXTEND. Provided that Tenant is not then in default either at the time Tenant delivers the written notice required by this section or at the time of commencement of an extension term, Tenant shall have the option to extend the term of this Lease for up to fifteen years in three separate and additional terms of five years each (provided that Tenant may, if it chooses, combine the first two extension options and extend the term of the Lease for ten years upon delivery of the requisite notice) under the same terms and conditions as set forth in this Lease except that the Base Rent shall be adjusted as hereafter provided. Tenant shall exercise any of its options to extend this Lease by delivering written notice of such exercise to Landlord at least one year prior to the expiration of the original or extended term of the Lease, as the case may be. The Base Rent for the first year of each extension term shall be 95% of the Fair Market Rental (as hereafter determined); provided, however, that in no event shall the Base Rent for the Premises for the first year of each extension term be less than 100% of the average per rentable square foot of the Base Component of the Base Rent for the entire Premises during the immediately preceding year nor more than 102.5% of the average per rentable square foot of the Base Component of the Base Rent for the entire Premises during the immediately preceding year. Thereafter, the Base Rent for the Premises for each year of the extension term shall increase by 2 1/2% per year. For each five year extension exercised by Tenant, Tenant shall receive a Tenant improvement allowance of $2.00 per rentable square foot of the Premises, which allowance shall be credited against the monthly rental payments next due and payable by Tenant under the Lease until the full amount has been credited to Tenant. If Tenant elects to exercise its first option to extend the Lease for a period of ten years rather than five years, then the tenant improvement allowance to Tenant shall be $4.00 per rentable square foot rather that $2.00 per rentable square foot.

     For purposes of this section, Fair Market Rental shall mean the base rent for comparable space in the Project's market area. The determination of Fair Market Rental shall take into account the tenant improvement allowance offered to Tenant and all other relevant factors. If Landlord and Tenant are unable to agree on the Fair Market Rental within thirty days after Tenant's exercise of each of the options to extend, then the Fair Market Rental shall be determined by appraisal. Landlord and Tenant shall each designate by written notice within ten days after the expiration of said thirty day period, the name of a qualified appraiser who shall have at least five years experience relative to office space in said market area. Each of the appraisers shall submit to Landlord and Tenant within thirty days after his or her appointment, a written determination of the Fair Market Rental for the applicable option period. If both of the appraisers' determinations are within the minimum and maximum Base Rent amounts previously set forth in this section, then the Fair Market Rental shall be the average of the two appraisals. If only one of the appraiser's determinations is within such minimum and maximum Base Rent amounts, then the Fair Market Rental shall be equal to such determination. If neither appraiser's determinations is within the minimum and maximum Base Rent amounts, then the Fair Market Rental shall be the average of such minimum and maximum Base Rent amounts.

43. EXCLUSIVE USE. Notwithstanding any provision to the contrary, Landlord covenants that Landlord will not lease to or allow any space in the Building not leased by Tenant to be leased to or used by any person or entity whose principal use of such space in the Building would be providing data services to financial institutions. Landlord acknowledges that money damages in the event of default by Landlord are inadequate and accordingly Tenant shall have the right, in addition to any other remedy available, to apply for and receive from a court of competent jurisdiction equitable relief by way of restraining order, injunction, specific performance or otherwise to prevent a breach or to enforce the terms hereof. Landlord further acknowledges that said covenant and agreement of Landlord herein is material inducement for Tenant to enter into this Lease.

44. ADDENDA. The provisions, if any, included at the end of this Lease, and any riders and exhibits appended to this Lease, are hereby made a part of this Lease as though set forth in full at this point Base Rent amounts.

     EXECUTED as of the date first written above.

                              LANDLORD:

                              THE BREWERY WORKS, INC.

                              BY /s/ Gary Grunau
                                 ---------------
                                  Its President
                                      -------------------

                              TENANT:

                              M&I DATA SERVICES, a division of
                              MARSHALL & ILSLEY
                              CORPORATION

                              BY /s/ Peter J. Tallian
                                 -----------------------------------
                                 Its Chief Financial Officer
                                     ---------------------------------

                                                                EXHIBIT 10.16(a)

                                   EXHIBITS

Exhibit A  Land, Building and Improvements
Exhibit B  Floor Plan
Exhibit C  Rules and Regulations
Exhibit D  Description of Construction
Exhibit E  Janitorial Schedule
Exhibit F  Description of Additional Space Available for Lease

The above exhibits to this document have been omitted. The exhibits will be furnished supplementally to the Securities and Exchange Commission upon request.